EXHIBIT 23.2


                       [Arthur Andersen LLP Letterhead]

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

      As independent public accountants, we hereby consent to the use of our report dated October 28, 1997, included in the Joint Proxy
Statement/Prospectus constituting part of this Amendment No. 1 to the Registration Statement on Form S-4, covering our audit of the balance sheet of FDX Corporation as of October 3, 1997.


Arthur Andersen LLP

Memphis, Tennessee
December 1, 1997.